UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Secure Computing Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a press release issued by Secure Computing Corporation on October 16, 2008 regarding the special meeting of stockholders to approve the sale of Secure Computing Corporation to McAfee and the early termination of HSR review.

Editorial Contact: Ally Zwahlen ally_zwahlen@securecomputing.com 925-207-4573	Investor Contact: Jane Underwood jane_underwood@securecomputing.com 408-494-2186

SECURE COMPUTING ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO APPROVE SALE TO MCAFEE

Company also announces early termination of HSR review

SAN JOSE, CA, Oct. 16, 2008 – Secure Computing Corporation (NASDAQ: SCUR) announced today that a record date and a special meeting date have been established for the Company’s stockholders to consider and vote on the proposal to adopt the previously announced agreement and plan of merger by and among Secure Computing Corporation, McAfee, Inc. and Seabiscuit Acquisition Corporation, a wholly owned subsidiary of McAfee, Inc. The merger agreement provides for the merger of Seabiscuit Acquisition Corporation with and into Secure Computing Corporation, with Secure Computing Corporation continuing as the surviving corporation and as a wholly owned subsidiary of McAfee, Inc.

Secure Computing Corporation stockholders of record at the close of business on October 10, 2008 are entitled to notice of the special meeting and to vote on the adoption of the merger agreement. The special meeting is scheduled to be held on Friday, November 14, 2008 at 9:00 a.m., local time, at Secure Computing Corporation’s offices located at 2340 Energy Park Drive, St. Paul, Minnesota 55108. The definitive proxy statement for the special meeting has been filed with the Securities and Exchange Commission, and is first being mailed to stockholders on October 16, 2008.

On October 15, 2008, Secure Computing Corporation received notification that the U.S. Department of Justice and Federal Trade Commission had granted early termination of the Hart-Scott-Rodino waiting period for the proposed merger. The closing of the merger remains subject to receipt of antitrust approvals under the laws of the Federal Republic of Germany, adoption of the merger agreement by the Secure Computing Corporation stockholders, as well as other customary closing conditions. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the fourth quarter of calendar year 2008.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements, which include those regarding anticipated completion of the merger and the expected closing date of the merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this release including, among others, the inability of the parties to the merger agreement to obtain necessary regulatory approval or to obtain them on acceptable terms; the inability to obtain necessary Secure Computing Corporation stockholder approval; material changes in the economic environment or the industries in which Secure Computing Corporation and McAfee, Inc. operate; and other factors relating to Secure Computing Corporation and McAfee, Inc. that may impact the timing or occurrence of closing. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to Secure Computing Corporation’s overall business, including those more fully described in Secure Computing Corporation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report filed on Form 10-Q for the second quarter of 2008. Secure Computing Corporation assumes no obligation to update these forward-looking statements.

About Secure Computing

Secure Computing Corporation (NASDAQ: SCUR), a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half the Fortune 50 and Fortune 500 are part of its more than 22,000 global customers, supported by a worldwide network of more than 2,000 partners. The company is headquartered in San Jose, California, and has offices worldwide. For more information, see http://www.securecomputing.com.

About McAfee, Inc.

McAfee, Inc. is the leading dedicated security technology company. Headquartered in Santa Clara, California, McAfee, Inc. delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee, Inc. empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions and continuously track and improve their security. http://www.mcafee.com.

Important Information

Secure Computing Corporation (“Secure Computing”) has filed with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with its proposed acquisition by McAfee, Inc. (“McAfee”). The definitive proxy statement is first being mailed to the stockholders of Secure Computing on October 16, 2008. Before making any voting or investment decision with respect to the transaction, investors and security holders of Secure Computing are urged to read the proxy statement and the other relevant materials because they contain important information about the transaction, Secure Computing and McAfee. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC from Secure Computing’s investor relations website at www.securecomputing.com/invest.cfm or by writing its investor relations department at 55 Almaden Boulevard, Suite 500 San Jose, CA 95113.

Information Regarding Participants

Secure Computing and its officers and directors may be deemed to be participants in the solicitation of proxies from Secure Computing’s stockholders with respect to the transaction. A description of any interests that these officers and directors have in the transaction is available in the proxy statement. In addition, McAfee may be deemed to have participated in the solicitation of proxies from Secure Computing’s stockholders in favor of the adoption of the merger agreement. Information concerning McAfee’s directors and executive officers is set forth in McAfee’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on June 26, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to McAfee’s investor relations page on its corporate website at www.mcafee.com.